SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  March 10, 2003

ANACOMP, INC.

(Exact name of registrant as specified in its charter)

Indiana	001-08328	35-1144230
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

15378 Avenue of Science, San Diego, CA 92128

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (858) 716-3400

(This filing includes non-material information that was inadvertently omitted.)

Item 5. OTHER EVENTS.

As previously announced, Anacomp sold its Switzerland subsidiaries and operations on October 18, 2002, for 26.7 million Swiss Francs.  A payment of 4.6 million Swiss Francs (approximately $3.1 million) was received at closing.  The balance is being paid over an 18-month period as certain events occur.

On March 10, 2003, the Company received 18.2 million Swiss Francs ($11.8 million) of scheduled proceeds from this sale, following the completion of the share exchange.  Of this amount, $10.0 million was used to reduce the outstanding balance and the borrowing commitment of our revolving credit facility.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Anacomp, Inc.

Date: March 12, 2003	By:	/s/ PAUL J. NAJAR
Paul J. Najar
Executive Vice President—Administration and General Counsel